SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by party other than the registrant             [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
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[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              ANGEION CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              ANGEION CORPORATION
                   (Name of Person(s) Filing Proxy Statement)


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        Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

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                              ANGEION CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 20, 1995


     The Annual Meeting of the Shareholders of Angeion Corporation, a Minnesota corporation (the "Company"), will be held at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, MN 55402, beginning at 4:00 p.m. on Wednesday, December 20, 1995, for the following purposes:


     1. To elect six (6) persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified;

     2. To consider and act upon a proposal to amend the Company's 1993 Stock Incentive Plan to increase the number of shares reserved for issuance by 1,000,000 shares;

     3. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending July 31, 1996; and

     4. To transact such other business as may properly come before the meeting.

     The record date for determination of the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on October 23, 1995.

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                      By Order of the Board of Directors



                                      /s/ David L. Christofferson
                                      David L. Christofferson
                                      Secretary

November 6, 1995
Minneapolis, Minnesota



                              ANGEION CORPORATION

                              3650 ANNAPOLIS LANE
                                   SUITE 170
                       MINNEAPOLIS, MINNESOTA 55447-5434

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 20, 1995


                                  INTRODUCTION


     The Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held on Wednesday, December 20, 1995, at 4:00 p.m., Central Standard Time, at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

     A Proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock and Class A Convertible Preferred Stock ("Preferred Stock"), will be borne by the Company. In addition, directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock and Preferred Stock.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

     The Company expects that this proxy material will be mailed first to shareholders on or about November 6, 1995.


                                VOTING OF SHARES

     Only holders of Common Stock and Preferred Stock of record at the close of business on October 23, 1995 will be entitled to vote at the Annual Meeting. On October 23, 1995, the Company had 21,251,580 outstanding shares of Common Stock and 875,000 outstanding shares of Preferred Stock (collectively, unless otherwise specified, the Common Stock and the Preferred Stock of the Company shall be referred to hereinafter as the "Common Stock"), each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

     The election of a nominee for director and the approval of each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.


                             ELECTION OF DIRECTORS

NOMINATION

     The Company's Bylaws provide that the Board of Directors (the "Board") shall consist of the number of members last elected by a majority vote of the shareholders or by the Board, which number shall be not less than two nor more than nine. The Board has determined that there will be six directors elected at the Annual Meeting, although the Board expects to name additional Board members in fiscal 1996. Directors elected at the Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified. Sally E. Howard, who has served as a director of the Company since 1988, has chosen not to stand for re-election at the Annual Meeting. The Board expresses its sincere appreciation for Ms. Howard's commitment and diligence in guiding the Company throughout her tenure as a director of the Company.

     All of the nominees are currently members of the Board. Mr. Evans was elected as a member of the Board to fulfill the obligation of the Company pursuant to a Stock Purchase Agreement, dated September 13, 1990, between the Company and Hanrow Financial Group, Ltd. ("Hanrow Financial") to use its diligent efforts to elect to the Board a person designated by Hanrow Financial.

     The election of each director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the Company's outstanding shares is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless the shareholder indicates to the contrary on the proxy. Alternatively, at the Board's discretion, the proxies may be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

     The following table sets forth certain information as of October 10, 1995, which has been furnished to the Company by the persons who have been nominated by the Board to serve as directors for the ensuing year.


NOMINEES                                                               DIRECTOR
FOR ELECTION                  AGE    PRINCIPAL OCCUPATION                SINCE

Whitney A. McFarlin           55     President, Chief Executive Officer   1992
                                     and Chairman of the Company

Arnold A. Angeloni            53     Senior Vice President of             1990
                                     Deluxe Corporation

Dennis E. Evans               56     President and Chief Executive        1990
                                     Officer of Hanrow Financial
                                     Group, Ltd.

Lyle D. Joyce, M.D., Ph.D.    47     Cardiothoracic Surgeon at            1988
                                     Minnesota Thoracic Group, P.A.

Joseph C. Kiser, M.D.         62     Former Cardiothoracic Surgeon at     1988
                                     Minnesota Thoracic Group, P.A.

Glen Taylor                   54     Chief Executive Officer and          1992
                                     Chairman of Taylor Corporation


OTHER INFORMATION ABOUT NOMINEES

     WHITNEY A. MCFARLIN has been President, Chief Executive Officer and Chairman of the Board of the Company since September 15, 1993. From June 1990 to September 1993, Mr. McFarlin was President, Chief Executive Officer, Chairman of the Board and a founder of Clarus Medical Systems, Inc., a private medical device company manufacturing products for the orthopedic surgical market ("Clarus"). Prior to founding Clarus, Mr. McFarlin was President and Chief Executive Officer of Everest & Jennings International, Ltd., a manufacturer of durable medical equipment from June 1985 to May 1990. From December 1977 to May 1985, Mr. McFarlin was an officer of Medtronic, a leading pacemaker manufacturer, most recently as Executive Vice President where he was responsible for the U.S. pacing business. He serves on the Board of Directors of several corporations, including Clarus, Zero Corp. and PSICOR, Inc.

     ARNOLD A. ANGELONI is employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, and has been so employed in various administrative, marketing, and operations positions since 1961, most recently as Senior Vice President and President of the Business Systems Division.

     DENNIS E. EVANS has been President and Chief Executive Officer of Hanrow Financial, a merchant banking partnership since February 1989. He serves on the Board of Directors of Minnesota Power and Astrocom Corporation.

     LYLE D. JOYCE, M.D., PH.D. has been a cardiothoracic surgeon with the Minneapolis Heart Institute for more than five years, and is currently the President of Minnesota Thoracic Group, P.A.

     JOSEPH C. KISER, M.D. was a cardiothoracic surgeon and a founder of the Minneapolis Heart Institute and the Minneapolis Heart Institute Foundation. Dr. Kiser was also a founder of the Minnesota Thoracic Group, P.A. He practiced cardiothoracic surgery at Abbott Northwestern Hospital as well as other Twin Cities hospitals for more than 20 years prior to his retirement in January, 1995.

     GLEN TAYLOR has been the Chief Executive Officer and Chairman of the Board of Taylor Corporation for more than five years. Taylor Corporation employs more than 6,800 individuals throughout 41 operating divisions in 11 states and three Canadian provinces. Mr. Taylor also is the owner of Taylor Bancshares, which includes five banks in Minnesota, and the Minnesota Timberwolves, a National Basketball Association franchise. From 1980 to 1990, Mr. Taylor served as a Minnesota State Senator.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board, which held six meetings during the fiscal year ended July 31, 1995. Committees established and maintained by the Board include the Audit Committee, the Governance Committee and the Compensation Committee.

     The function of the Audit Committee is to review the Company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee held two meetings during the fiscal year ended July 31, 1995. Messrs. Taylor, Evans, Dr. Kiser and Ms. Howard served as members of the Audit Committee in the fiscal year ended July 31, 1995, and Messrs. Taylor and Evans and Dr. Kiser will serve in the fiscal year ended July 31, 1996.

     The function of the Governance Committee is to recommend a list of potential nominees to the Board of the Company, to develop guidelines for corporate structuring and Board related issues and to act as an oversight committee. While the Governance Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. The Governance Committee held one meeting in fiscal 1995. Messrs. Angeloni, Evans, McFarlin and Dr. Kiser are members of the Governance Committee.

     The responsibilities of the Compensation Committee include setting the compensation for those officers who are also directors and setting the terms of and grants of awards under the Company's 1991 Stock Incentive Plan ("1991 Plan") and 1993 Stock Incentive Plan (the "1993 Plan"). The Compensation Committee met two times during the fiscal year ended July 31, 1995. Mr. Taylor, Dr. Joyce and Ms. Howard served as members of the Compensation Committee in fiscal year ended July 31, 1995, and Messrs. Taylor and Joyce will serve in the fiscal year ended July 31, 1996.

     All of the directors of the Company, other than Drs. Kiser and Joyce, attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES. Directors of the Company receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

     1992 NON-EMPLOYEE DIRECTOR PLAN. On May 4, 1992, the Board adopted the Angeion Corporation Non-Employee Director Plan (the "1992 Director Plan") and on December 3, 1992, the shareholders of the Company ratified the adoption of the 1992 Director Plan. Pursuant to the 1992 Director Plan, non-employee directors of the Company automatically received, on the date of adoption of the 1992 Director Plan, an initial grant of such number of shares of Common Stock equal to $16,000, as determined by the fair market value of one share of Common Stock on the date of grant ("Stock Award"). The 1992 Director Plan, as amended by the Board on October 6, 1993, and as ratified by the shareholders of the Company on December 8, 1993, provides that an annual grant of Stock Awards (each valued at $16,000) will be made upon the election or re-election, as the case may be, of each non-employee director of the Company.

     1994 NON-EMPLOYEE DIRECTOR OPTION PLAN. Effective as of October 5, 1994, the Board adopted the Angeion Corporation 1994 Non-Employee Director Option Plan (the "1994 Director Plan"). Pursuant to the 1994 Director Plan, each director who is not an employee of the Company will be eligible to receive an annual grant of an option to purchase 2,500 shares of the Common Stock upon the election or re-election, as the case may be, of such non-employee director.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 18, 1995, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director of the Company, (c) by each executive officer named in the Summary Compensation Table, and (d) by all executive officers and directors of the Company as a group.

                                             SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED (1)(2)

                                                                 PERCENT
NAME                                        AMOUNT               OF CLASS

Pacesetter, Inc.                          1,125,000 (3)            5.0%
15900 Valley View Court
P.O. Box 9221
Sylmar, California  91392

Whitney A. McFarlin                         208,110 (4)            1.0%

David L. Christofferson                     110,047 (5)              *

Mark W. Kroll, Ph.D.                         67,156 (6)              *

Theodore P. Adams                           200,000 (7)              *

Gregory G. Brucker                          109,777 (8)              *

Arnold A. Angeloni                           67,096 (9)              *

Dennis E. Evans                             740,129 (10)(11)       3.5%

Sally E. Howard                              48,796 (9)              *

Lyle D. Joyce, M.D., Ph.D.                  275,179 (12)           1.3%

Joseph C. Kiser, M.D.                       390,030 (13)           1.8%

Glen Taylor                                 710,785 (14)           3.3%

All current directors and
executive officers
as a group (13 persons)                   2,589,972 (15)          11.7%

*    Less than 1%.


(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) As set forth in a Schedule 13D filed with the Securities and Exchange Commission on October 11, 1994, this amount includes (i) 875,000 shares of Common Stock which may be acquired within 60 days upon the conversion of Preferred Stock, and (ii) 250,000 shares of Common Stock which may be acquired within 60 days upon the conversion of a $1,500,000 convertible subordinated debenture.

(4) Includes 205,156 shares which may be acquired within 60 days upon the exercise of stock options.

(5) Includes 109,747 shares which may be acquired within 60 days upon the exercise of stock options.

(6) Includes 15,578 shares which may be acquired within 60 days upon the exercise of stock options. Dr. Kroll resigned as an officer of the Company effective as of October 27, 1995 to commence employment with Pacesetter, Inc., the Company's corporate partner. See "Certain
     Transactions--Pacesetter Transaction."

(7) Mr. Adams resigned as an officer of the Company effective as of June 30, 1995.

(8) Includes 104,077 shares which may be acquired within 60 days upon the exercise of stock options. Dr. Brucker resigned as an officer of the Company effective as of May 1, 1995.

(9) Includes 18,500 shares which may be acquired within 60 days upon the exercise of stock options.

(10) Includes 30,000 shares owned by Hanrow Capital Fund and 580,000 shares owned by Hanrow Capital Fund III. Hanrow Financial is the general partner of Hanrow Capital Fund and Hanrow Capital Fund III, and Mr. Evans, a director of the Company, is the president and chief executive officer of Hanrow Financial.

(11) Includes 18,500 shares which may be acquired within 60 days upon the exercise of stock options granted to Dennis E. Evans, a director of the Company and the President and Chief Executive Officer of Hanrow Financial. Also includes 83,333 shares which may be acquired within 60 days by Hanrow Finance, Inc., an affiliate of Mr. Evans, upon the exercise of warrants.

(12) Includes 57,333 shares which may be acquired within 60 days upon the exercise of warrants and stock options.

(13) Includes 78,333 shares which may be acquired within 60 days upon the exercise of warrants and stock options.

(14) Includes 202,500 shares which may be acquired within 60 days upon the exercise of warrants and stock options.

(15) Includes 826,902 shares which may be acquired within 60 days upon the exercise of warrants and stock options. Excludes the shares beneficially owned by Dr. Kroll, Dr. Brucker and Mr. Adams, none of whom are currently executive officers of the Company.


                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended July 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
NAME AND                                     ANNUAL COMPENSATION    COMPENSATION
PRINCIPAL POSITION                  YEAR      SALARY      BONUS     OPTIONS (1)

Whitney A. McFarlin                 1995     $225,870          0           0
 Chairman of the Board,             1994     $167,250    $10,000     505,156 (3)
 Chief Executive Officer            1993           --         --          --
 and President (2)

Theodore P. Adams,                  1995     $109,941          0      25,000 (5)
 Former President, Implantable      1994     $111,300         --       2,943 (6)
 Technologies Division (4)          1993     $107,000         --         --

Gregory G. Brucker, Ph.D.           1995     $108,675          0      20,000 (5)
 Former President, Interventional   1994     $106,000         --      22,803 (8)
 Technologies Division (7)          1993     $102,000         --          --

David L. Christofferson,            1995     $101,183          0      25,000 (5)
 Vice President, Chief              1994     $ 85,000         --      42,247 (9)
 Financial Officer and              1993     $ 76,250         --      5,800 (10)
  Secretary

Mark W. Kroll, Ph.D.                1995     $ 99,757          0      20,000 (5)
 Vice President, Research           1994           --         --          --
  and Product Planning (11)         1993           --         --          --



(1) Does not include the following options to purchase shares of the Common Stock issued to certain of the officers named in the Summary Compensation Table pursuant to the antidilution provisions of the AngeLase, Inc. 1991 Stock Incentive Plan and the AngeMed, Inc. 1991 Stock Incentive Plan, in connection with the merger of AngeLase, Inc. and AngeMed, Inc., greater than 90% owned subsidiaries of the Company, with and into the Company:
     Adams, options to purchase 192,000 shares; Brucker, options to purchase 34,800 shares.

(2) Effective on September 15, 1993, Mr. McFarlin became the Chairman, Chief Executive Officer and President of the Company.

(3) Of this amount, (i) options to purchase 500,000 shares of Common Stock were granted under the 1993 Plan in connection with his agreement to serve as Chairman, Chief Executive Officer and President of the Company, and (ii) options to purchase 5,156 shares of Common Stock represent options granted under the 1993 Plan in connection with a mandatory salary deferral program implemented by the Company in fiscal 1994 to conserve cash (the "Deferral Program").

(4) Mr. Adams resigned as an officer of the Company effective as of June 30, 1995.

(5)  Reflects the grant of options under the 1993 Plan.

(6) Reflects the issuance of options under the 1993 Plan in connection with the Deferral Program.

(7) Dr. Brucker resigned as an officer of the Company effective as of May 1, 1995.

(8) Of this amount, options to purchase 2,803 shares of Common Stock represent options granted under the 1993 Plan in connection with the Deferral Program and the remaining options were granted under the 1991 Plan.

(9) All of such options were granted under the 1993 Plan. Of this amount, options to purchase 2,247 shares of Common Stock represent options granted in connection with the Deferral Program.

(10) Reflects the grant of options under the 1989 Plan.

(11) Dr. Kroll resigned as an officer of the Company effective as of October 27, 1995.


OPTION GRANTS AND EXERCISES

     The following tables summarize option grants and exercises, respectively, during fiscal 1995 to or by the executive officers named in the Summary Compensation Table above and the potential realizable value of the options held by such persons at July 31, 1995.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                                                                        POTENTIAL REALIZABLE
                                            % OF TOTAL                                 VALUE AT ASSUMED ANNUAL
                                              OPTIONS                                   RATES OF STOCK PRICE
                                            GRANTED TO      EXERCISE                        APPRECIATION
                                             EMPLOYEES       OR BASE                     FOR OPTION TERM(1)
                              OPTIONS        IN FISCAL        PRICE        EXPIRATION
NAME                        GRANTED(2)         YEAR          ($/SH)           DATE               5%        10%

Theodore P. Adams               25,000         3.26%         $2.5625        9/30/95           $3,203      $6,406

Gregory G. Brucker              20,000         2.61%          2.5625        11/28/04         $28,255     $69,594

David L. Christofferson         25,000         3.26%          2.5625        11/28/04         $35,319     $86,993

Mark W. Kroll                   20,000         2.61%          2.5625        11/28/04         $28,255     $69,594



(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued involvement with the Company. The amounts represented in this table might not necessarily be achieved.

(2) Reflects the grant of options under the 1993 Plan, with 25% of such options vesting on each of the first four anniversaries of the date of grant. The 1993 Plan provides that in the event of a "change in control" of the Company (as defined in the 1993 Plan), then the Compensation Committee may, among other things, accelerate the vesting of all options granted under the 1993 Plan.



                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES



                                                                                        VALUE OF UNEXERCISED IN-
                                                               NUMBER OF UNEXERCISED      THE-MONEY OPTIONS AT
                                                             OPTIONS AT JULY 31, 1995         JULY 31, 1995
                             SHARES ACQUIRED      VALUE
NAME                           ON EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE

Whitney A. McFarlin                   0                 0     205,156       300,00       $948,845   $1,387,499

Theodore P. Adams               148,943          $526,332      25,000            0              0            0

Gregory G. Brucker              100,000          $283,874     124,077       30,000       $612,075     $133,425

David L. Christofferson               0                 0     147,247       45,000       $191,067     $196,300

Mark W. Kroll                    20,000           $71,224      15,578       21,332        $30,584      $94,030


EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Whitney A. McFarlin, Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement, dated September 15, 1993, between the Company and Mr. McFarlin (the "Agreement"), prohibits disclosure of confidential information to anyone outside of the Company both during and after employment, prohibits competition with the Company for three years after employment and provides that any inventions or other works of authorship relating to or resulting from Mr. McFarlin's work for the Company under such agreement will be the exclusive property of the Company. The terms of the Agreement also provide that if Mr. McFarlin is terminated by the Company without "cause," upon a "change in control" of the Company or if the Agreement is voluntarily terminated by McFarlin for "good reason" (as such terms are defined in the Agreement), then Mr. McFarlin is entitled to his base salary for the remainder of the term of the Agreement and for one year thereafter, including any bonus to which he would have been entitled for the entire fiscal year in which he was terminated. The Agreement provided for an initial base salary of $195,000 for the first year of employment and a base salary of $225,000 for the second year of employment. Thereafter, Mr. McFarlin's base salary is to be determined by the Board, taking into account individual and corporate performance. The initial term of the Agreement expires on September 15, 1995; provided, however, that such term is automatically extended for consecutive one-year terms unless either party gives written notice to the other not to renew within 60 days before the expiration of the current term. No notice was given within the 60 day period preceding September 15, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the compensation for executive officers who are also directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. During fiscal 1995, Mr. McFarlin, the Company's Chairman of the Board, President and Chief Executive Officer, was the only executive officer who was also a director of the Company. The Compensation Committee consists of three non-employee directors and meets two to four times per year. The members of the Compensation Committee during fiscal 1995 were Mr. Taylor, Dr. Joyce and Ms. Howard. Mr. McFarlin, as the Company's President and Chief Executive Officer, in turn establishes the compensation of all executive officers who are not also directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

     COMPENSATION PHILOSOPHY AND OBJECTIVES. The Committee is committed to the general principle that overall executive compensation should be commensurate with performance, by the Company and the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of the Company's executive compensation program are to:

     * Reward the achievement of desired Company and individual performance goals.

     * Provide compensation that enables the Company to attract and retain key executives.

     * Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

     The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executive. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

         Base Salary. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experiences required by the position, the individual performance and potential of the executive and the Company's overall performance. Other than with respect to Mr. McFarlin, the President and Chief Executive Officer of the Company who has entered into an employment agreement with the Company, base salaries for executives are established prior to the beginning of each year. Base salaries for 1995 increased modestly from 1994 levels due to the Company's continuing focus on development activities requiring the conservation of cash. Mr. McFarlin's base salary level for 1995, $225,000, was established pursuant to an employment agreement entered into with such officer dated September 15, 1993.

         Long-Term Incentive Compensation. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted and individual and Company performance during the year. Pursuant to the terms of Mr. McFarlin's employment agreement, he was granted options to purchase an aggregate of 500,000 shares of the Company's common stock on September 15, 1993, with options to purchase 50,000 shares vesting immediately and options to purchase an additional 150,000 shares vesting on each of the next three anniversaries of the date of grant.

         SECTION 162(M). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.


                                                 Compensation Committee

                                                 Glen Taylor
                                                 Lyle D. Joyce, Ph.D., M.D.
                                                 Sally E. Howard



STOCK PERFORMANCE GRAPH

     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the monthly cumulative total shareholder return on the Company's Common Stock on the Nasdaq SmallCap Market for the last five fiscal years with the monthly cumulative total return over the same period to the Nasdaq Stock Market (US Companies) Index and to the Hambrecht & Quist Health Care Without Biotechnology Subsector Index. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Stock Market (US Companies) Index and the Hambrecht & Quist Health Care Without Biotechnology Subsector Index at the beginning of the period and assumes reinvestment of all dividends.


                           TOTAL SHAREHOLDERS' RETURN
                            FOR ANGEION CORPORATION

                                                        H&O HEALTH CARE WITHOUT
                                                                WITHOUT
                        ANGEION        NASDAQ STOCK          BIOTECHNOLOGY
      DATES           CORPORATION      MARKET - U.S.          SUB-SECTOR
      Jul-90               100               100                    100
      Aug-90            108.46             87.37                  94.83
      Sep-90            139.45             79.08                  92.16
      Oct-90            191.55             75.97                  93.26
      Nov-90            209.87             83.22                 107.91
      Dec-90            204.24             86.82                 116.10
      Jan-91            204.24             96.44                 135.70
      Feb-91            229.59            105.72                 154.82
      Mar-91            216.90            112.80                 167.21
      Apr-91            195.79            113.51                 159.04
      May-91            201.42            118.72                 177.77
      Jun-91             91.56            111.49                 172.63
      Jul-91             78.87            118.09                 196.78
      Aug-91             69.03            123.96                 207.07
      Sep-91             85.93            124.41                 214.55
      Oct-91             83.11            128.54                 237.86
      Nov-91             83.11            124.23                 235.42
      Dec-91             76.06            139.39                 287.11
      Jan-92            121.13            147.55                 277.01
      Feb-92            102.83            150.89                 265.46
      Mar-92             90.14            143.77                 244.65
      Apr-92             70.42            137.60                 228.86
      May-92             66.21            139.39                 236.53
      Jun-92             54.94            133.94                 225.71
      Jul-92             59.15            138.68                 239.47
      Aug-92             53.52            134.45                 227.72
      Sep-92             70.42            139.44                 211.45
      Oct-92             64.79            144.94                 219.03
      Nov-92             67.61            156.47                 231.85
      Dec-92            101.41            162.23                 242.03
      Jan-93             90.14            166.85                 229.72
      Feb-93             90.14            160.62                 189.06
      Mar-93            101.41            165.27                 180.29
      Apr-93             87.32            158.22                 154.98
      May-93             84.51            167.67                 167.43
      Jun-93             70.42            168.45                 162.74
      Jul-93             67.61            168.65                 154.13
      Aug-93             47.89            177.36                 153.15
      Sep-93             64.79            182.64                 155.04
      Oct-93             53.52            186.75                 169.24
      Nov-93             53.52            181.19                 167.48
      Dec-93             51.40            186.24                 173.34
      Jan-94             78.87            191.89                 189.39
      Feb-94             81.69            190.14                 174.65
      Mar-94             64.79            178.43                 159.96
      Apr-94             64.79            176.12                 156.24
      May-94             47.89            176.56                 161.46
      Jun-94             45.07            170.12                 154.91
      Jul-94             53.52            173.61                 160.88
      Aug-94             53.52            184.67                 183.19
      Sep-94             60.57            184.20                 185.10
      Oct-94             61.97            187.79                 180.28
      Nov-94             56.34            181.54                 179.75
      Dec-94             67.61            182.10                 184.18
      Jan-95             84.51            183.11                 195.92
      Feb-95             73.24            192.75                 200.46
      Mar-95             76.06            198.37                 215.14
      Apr-95             92.96            204.73                 212.14
      May-95             81.69            210.09                 213.43
      Jun-95            112.68            226.78                 221.01
      Jul-95            152.11            243.13                 239.92




                              CERTAIN TRANSACTIONS

BRIDGE FINANCING

In connection with the bridge financing completed in July 1994, the following directors received promissory notes and warrants to purchase shares in the following amounts: Mr. Evans, through an affiliated entity ($333,333; 83,333 shares); Mr. Taylor ($500,000; 125,000 shares); Dr. Joyce ($83,333; 20,833 shares); and Dr. Kiser ($83,333; 20,833 shares). All of such notes have been repaid and canceled, other than a note and interest accrued thereon in the amount of $31,100 in the name of a trust affiliated with Dr. Joyce which note plus accrued interest was converted into 15,550 shares of the Common Stock.

PACESETTER TRANSACTION

On February 4, 1993, the Company and Siemens Pacesetter, Inc. ("Pacesetter") entered into a purchase agreement (the "Purchase Agreement"), a license agreement (the "License Agreement") and an OEM marketing and manufacturing agreement (the "OEM Agreement"). Pursuant to the Purchase Agreement, Pacesetter purchased 875,000 shares of Preferred Stock at a purchase price of $4.00 per share and a $1,500,000 convertible subordinated debenture (the "Debenture"), which bears interest at 7.16% per annum and has a 10-year term with principal repaid over the last five years. Each share of Preferred Stock is convertible at any time into one share of Common Stock (subject to anti-dilution adjustments), and the Debenture is convertible at any time into Common Stock at a conversion price of $6.00 per share. Pursuant to the Purchase Agreement, Pacesetter also has (a) until one year after PMA approval of the Company's first ICD (other than the Sentinel 2000), a right of first refusal with respect to certain offers to purchase the Company or a substantial portion of its assets, (b) a preemptive right to purchase additional shares of capital stock on the same terms as the Company might offer such shares to other investors, (c) a negative pledge on certain assets of the Company, and (d) a right to attend as a visitor all meetings of the Company's Board of Directors. Pacesetter also received certain demand and "piggyback" registration rights.

Pursuant to the OEM Agreement and the License Agreement, the Company granted Pacesetter certain marketing, distribution and licensing rights.

On September 30, 1994, St. Jude Medical, Inc. acquired the worldwide cardiac rhythm management business of Siemens AG, including Pacesetter.

HANROW TRANSACTION

In October 1990, the Company sold to Hanrow Financial, of which Dennis E. Evans, a director of the Company, is president and chief executive officer, 500,000 shares of Common Stock at a purchase price of $3.35 per share, pursuant to a Stock Purchase Agreement dated as of September 13, 1990 (the "Hanrow Agreement"). Under the terms of the Hanrow Agreement, the Company agreed, among other things, that (a) so long as Hanrow Financial owned at least 100,000 shares of Common Stock, the Company would consult with Hanrow Financial regarding certain future financings and use its best efforts to cause a designee of Hanrow Financial to be elected to the Board of Directors of the Company (Mr. Evans serves as such nominee); and (b) Hanrow Financial would, under certain circumstances, have the right to purchase additional shares of capital stock on the same terms as the Company might offer such shares to other investors in the future.

Under the Hanrow Agreement, Hanrow Financial also agreed to be bound by certain "standstill" provisions. Pursuant to these provisions, Hanrow Financial agreed that neither it nor any of its affiliates would (i) purchase additional shares of Common Stock so that their aggregate holdings would exceed 15% of the Company's outstanding Common Stock without the approval of the Company's Board of Directors; (ii) become a "participant" in a proxy contest in opposition to current management of the Company; or (iii) sell their shares of Common Stock without offering the Company a right of first refusal, subject to certain exception. These standstill provisions terminated on September 20, 1993.

                             PROPOSAL TO AMEND THE
                           1993 STOCK INCENTIVE PLAN

INTRODUCTION

     On October 6, 1993, the Board of Directors of the Company adopted the 1993 Stock Incentive Plan (the "1993 Plan"), which was approved by the Company's shareholders on December 8, 1993. The 1993 Plan replaced the 1988 Plan and the 1989 Plan, which were approved by the shareholders and implemented by the Company on June 29, 1988 and December 14, 1989, respectively. On September 25, 1995, the Board of Directors amended the 1993 Plan, subject to shareholder approval, to increase the number of shares of Common Stock directly reserved for issuance under the 1993 Plan from 750,000 shares to 1,750,000 shares.

     The purpose of the 1993 Plan is to promote the long-term interests of the Company by providing a means for attracting and retaining key employees including officers and directors who are also employees of the Company. The major features of the 1993 Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the 1993 Plan, a copy of which may be obtained from the Company.

AMENDMENT

     In addition to the 750,000 shares of Common Stock directly reserved for issuance under the 1993 Plan, the 1993 Plan also provides that any shares of Common Stock available for issuance under either the 1988 Plan or the 1989 Plan which have not either been issued (which includes an aggregate of 493,448 shares) or have been issued under such plans but are subsequently forfeited or otherwise cancelled (which includes an aggregate of 84,334 shares), will become shares available for issuance under the 1993 Plan. Accordingly, as of October 6, 1994, 1,287,502 shares were reserved for issuance under the 1993 Plan (which amount reflects the exercise of options granted under the 1993 Plan to purchase an aggregate of 40,280 shares). As of October 6, 1995, options were outstanding under the 1993 Plan to purchase an aggregate of 1,332,794 shares, representing 45,292 shares in excess of the shares reserved for issuance under the 1993 Plan. The option agreements reflecting the 45,292 share oversubscription state that the grant of such options is conditioned upon an increase in the number of shares reserved for issuance under the 1993 Plan. The increase in the number of shares reserved for issuance under the 1993 Plan is therefore necessary both to offset such oversubscriptions and to permit the Company to continue the operation of the 1993 Plan for the benefit of new participants and to allow additional awards to current participants. If this amendment is approved, 954,708 shares of Common Stock will be available for future grants (in addition to any other shares which are contributed to the 1993 Plan from the 1988 Plan and the 1989 Plan and less the number of any additional conditional option grants made after October 6, 1995). The Company anticipates that it will issue additional options in the future to the extent that a sufficient number of shares are reserved for issuance under the 1993 Plan.

SUMMARY OF THE PLAN

     GENERAL. The 1993 Plan provides for awards ("Awards") to key employees, including officers and directors who are also employees of the Company, of: (i) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options"); (ii) options to purchase Common Stock that do not qualify as such Incentive Options ("Non-Qualified Options") (Incentive Options and Non-Qualified Options are collectively referred to as "Options"); (iii) restricted stock awards ("Restricted Stock Awards"); and (iv) performance units ("Performance Units")(Options, Restricted Stock Awards and performance Units are collectively referred to as "Awards").

     The 1993 Plan is administered by the Compensation Committee (the "Committee"), which selects the participants to be granted Awards under the 1993 Plan, determines the amount of the grants to the participants, and prescribes discretionary terms and conditions of each grant not otherwise fixed under the 1993 Plan. Eligible employees under the 1993 Plan include full-time or part-time employees including officers and directors who are also employees of the Company or its subsidiaries who are performing vital services in the management, operations, and development of the Company or a subsidiary and significantly contribute to the achievement of long-term corporate economic objectives.

     The 1993 Plan will terminate on October 6, 2003, unless sooner terminated by action of the Board of Directors. No Award will be granted after termination of the 1993 Plan. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1993 Plan and under outstanding Awards and to the exercise price of outstanding Options. The Board of Directors may amend the 1993 Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of the NASDAQ System. No right or interest in any Award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

     OPTIONS. The exercise price for Non-Qualified Options must be not less than 85% of the fair market value of the Common Stock on the day the Non-Qualified Options are granted. Incentive Options must be granted with an exercise price equal to the fair market value of the Common Stock on the date the Incentive Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value on the date of grant. In determining the fair market value of the Company's Common Stock, the Committee will use the average of the closing bid and asked prices of the Common Stock as reported by the NASDAQ System as of the date of grant.

     Payment of an option exercise price may be made either in cash or by transfer from the participant to the Company of previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required, subject to the right of the Committee to reject a participant's election to pay the option exercise price with such previously acquired shares. The Committee may, in its sole discretion, determine, either at the time of grant or exercise of an Option, to make a short-term, interest-free loan to a participant of the funds necessary to pay the option exercise price and any withholding obligations due upon such exercise. Any such loan would be secured by a pledge of Common Stock of the Company having a fair market value at least equal to 100% of the principal amount of the loan. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. Options may be exercised in whole or in installments, as determined by the Committee, except that unless otherwise permitted under the Stock Incentive Plan, Options may not be exercised during the first year after grant. Incentive Options will have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant or, in the case of Incentive Options granted to persons owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. For Incentive Options, the aggregate fair market value (determined as of the time the Incentive Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by the participant under the Stock Incentive Plan during any calendar year may not exceed $100,000. Non-Qualified Options have a maximum term fixed by the Committee, not to exceed 15 years from the date of grant.

     RESTRICTED STOCK AWARDS. Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Committee during which the participant must remain continuously employed by the Company. If, before the expiration of this period, the participant ceases to be an employee for any reason other than death, retirement or disability, or due to a change in control of the Company, then the shares received pursuant to the Restricted Stock Award will be forfeited to the Company.

     PERFORMANCE UNITS. Performance Units may be awarded on such terms and conditions as the Compensation Committee may specify. Such conditions may include payment or vesting restrictions which involve continued employment with the Company and satisfaction by the Company or a specified business unit or subsidiary of predetermined performance goals approved by the Compensation Committee at the time the Performance Units are awarded. Upon satisfaction of applicable terms and conditions, Performance Units will be payable in cash, shares of Common Stock or some combination thereof in the Compensation Committee's sole discretion.

     EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment or other service with the Company is terminated by reason of death, disability or retirement, each Option and Restricted Stock Award immediately becomes fully exercisable and remains exercisable for one year (three months in the case of retirement) after such termination. Treatment of Performance Units upon termination of employment or other services with the Company due to death, disability or retirement will be as provided in the applicable award agreement. If a participant's employment terminates for any other reason, Options that are then exercisable will continue to be exercisable for 90 days after termination (unless termination is for cause), but shares of restricted stock not yet vested are forfeited. Treatment of Performance Units will be as provided in the applicable award agreement.

     CHANGE IN CONTROL OF THE COMPANY. In the case of a "Change in Control" of the Company, all outstanding Options will become immediately exercisable in full and all restrictions with respect to Restricted Stock Awards will lapse and the stock will become fully vested; provided, however, that in connection with any business combination in which the Company is not the surviving corporation, the Committee, in its sole discretion, may determine, with respect to Options which have been outstanding for more than one year, that either (a) all such outstanding Options may be exercised in full during the 30 days preceding the effective date of such business combination and, upon such effective date will terminate and be cancelled, or (b) participants holding such outstanding Options will receive for each share of Common Stock subject to such Options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such business combination over the exercise price per share of such Options.

     For purposes of the Stock Incentive Plan, a "Change in Control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) a merger or consolidation to which the Company is a party if the Company's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (a) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities, unless the transaction was approved in advance by the directors as of the effective date of the Plan or by any persons who subsequently become directors and whose election or nomination was approved by the directors comprising the Board as of the effective date of the Plan (the "Incumbent Directors"), or (b) 50% or less of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the Incumbent Directors, (iv) any person becoming, after the effective date of the Plan, the beneficial owner of (a) 20% or more, but not 50% or more, of the combined voting power of the Company's Common Stock, unless the transaction resulting in such ownership was approved in advance by the Incumbent Directors, or (b) 50% or more of the combined voting power of the Company's outstanding securities (regardless of any approval by the Incumbent Directors), or (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or (vi) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Award.

     INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the Stock Incentive Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

     If the participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

     If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option (or, for directors, officers or greater than 10 percent shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise), or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     NON-QUALIFIED OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a participant will recognize ordinary income, subject to withholding, on the "Includability Date" in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the Includability Date, and (ii) the consideration paid for the shares. The Includability Date generally will be the date of exercise of the Non-Qualified Option. However, the Includability Date for participants who are officers, directors or greater-than-10 percent shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the Non-Qualified Option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

     At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the Includability Date and short-term capital gain or loss if the sale or disposition occurs one year or less after the Includability Date.

     In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

     RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are received to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

     A participant who does not make a Section 83(b) election within 30 days of the receipt of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

     PERFORMANCE UNITS. A participant who receives a Performance Unit will not recognize any taxable income at the time of the grant. Upon settlement of the Performance Unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, the Company would be entitled to a compensation expense deduction for any amounts includable by the participants as ordinary income.

     EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

AWARDS UNDER THE 1993 PLAN

     As of the date of this Proxy Statement, the Compensation Committee has approved awards under the 1993 Plan as summarized in the table below, which awards are conditioned upon shareholder approval of an increase in the number of shares available for issuance under the 1993 Plan.

                               NEW PLAN BENEFITS
                           1993 STOCK INCENTIVE PLAN

NAME AND POSITION           DOLLAR VALUE ($)(1)           NUMBER OF SHARES
                                                             UNDERLYING
                                                               OPTIONS

Non-Executive Officer
 Employee Group                      0                         45,292

(1) None of the options conditionally granted to the individuals in the Non-Executive Officer Employee Group were vested as of November 6, 1995. All such conditional option grants have an exercise price equal to the fair market value of one share of the Company's common stock on the date of grant.

Neither the number nor types of future 1993 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

BOARD OF DIRECTORS RECOMMENDATIONS

     The Board of Directors recommends that the shareholders vote FOR approval of the proposed amendment to the 1993 Plan. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the proposed amendment to the 1993 Plan.

                             SELECTION OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending July 31, 1996. Such firm, or its predecessors, has acted as independent auditors of the Company since the fiscal year ended July 31, 1988. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, another firm of independent auditors will be selected by the Board of Directors. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Other than with respect to two reports on Form 4 (reporting changes in beneficial ownership) related to the Company's July 1994 bridge financing which the Company failed to prepare in a timely manner for each of Messrs. Evans and Taylor and Drs. Kiser and Joyce (which Form 4s each reported a single transaction and were filed late with the SEC), to the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended July 31, 1995, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

                 SHAREHOLDER PROPOSALS FOR 1994 ANNUAL MEETING

     Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about August 15, 1996.

                                 OTHER BUSINESS

     The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                 MISCELLANEOUS

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED JULY 31, 1995, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF OCTOBER 23, 1995, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: ANGEION CORPORATION, 3650 ANNAPOLIS LANE, SUITE 170, MINNEAPOLIS, MINNESOTA 55447-5434; ATTN: SHAREHOLDER INFORMATION.

                                           By Order of the Board of Directors


                                           /s/ Whitney A. McFarlin
                                           Whitney A. McFarlin
                                           Chairman of the Board,
                                           President and Chief Executive Officer
Dated: November 6, 1995
       Minneapolis, Minnesota


                                                                      Appendix A

                              ANGEION CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints WHITNEY A. MCFARLIN and DAVID L. CHRISTOFFERSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock or Preferred Stock of Angeion Corporation held of record by the undersigned on October 23, 1995, at the Annual Meeting of Shareholders to be held on December 20, 1995, or any adjournment, thereof.


1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below     [ ] AGAINST all nominees listed below
         (except as marked to the
         contrary below)

      (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                          THROUGH THE NOMINEE'S NAME)

     WHITNEY A. MCFARLIN                         LYLE D. JOYCE, M.D., Ph.D.
     ARNOLD A. ANGELONI                          JOSEPH C. KISER, M.D.
     DENNIS E. EVANS                             GLEN TAYLOR



2. PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 1,000,000

         [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN


3. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1996.

         [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                 Dated: __________________, 1994

                                                 _______________________________
                                                             Signature

                                                 _______________________________
                                                      Signature if held jointly

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THE PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE



                                                                      Appendix B


                              ANGEION CORPORATION

                           1993 STOCK INCENTIVE PLAN



1.   Purpose of Plan.

     The purpose of the Angeion Corporation 1993 Stock Incentive Plan (the "Plan") is to advance the interests of Angeion Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.   Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "Board" means the Board of Directors of the Company.

     2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3 "Change in Control" means an event described in Section 11.1 of the Plan.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.8 "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee consultants and independent contractors of the Company or any Subsidiary.

     2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.10 "Fair Market Value" means, with respect to the Common Stock, the following:

          (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

          (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. The Committee shall not be required to obtain an appraisal within six months of the adoption of the Plan. The Committee's determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Board of the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.

     2.11 "Incentive Award" means an Option, Restricted Stock Award or Performance Unit granted to an Eligible Recipient pursuant to the Plan.

     2.12 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.13 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.15 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.16 "Performance Unit" means a right granted to an Eligible Recipient pursuant to Section 8 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

     2.17 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

     2.18 "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

     2.19 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     2.20 "Securities Act" means the Securities Act of 1933, as amended.

     2.21 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.22 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.   Plan Administration.

     3.1 The Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the "Committee") consisting solely of not less than two members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

     3.2 Authority of the Committee.

          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:
     (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this
     Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.   Shares Available for Issuance.

     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,750,000 shares of Common Stock in addition to any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under either the Company's 1988 Stock Option Plan or 1989 Omnibus Stock Option Plan and which are not thereafter issued.

     4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

     4.3 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.   Participation.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.   Options.

     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option (100% of the Fair Market Value if, at the time the Non-Statutory Stock Option is granted, the Participant is subject to Section 16 of the Exchange
Act).

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.   Restricted Stock Awards.

     7.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

     7.2 Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     7.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

     7.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8.   Performance Units.

     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

9.   Effect of Termination of Employment or Other Service.

     9.1 Termination Due to Death, Disability or Retirement. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

          (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year (three months in the case of Retirement) after such termination (but in no event after the expiration date of any such Option);

          (b) All Restricted Stock Awards then held by the Participant will become fully vested; and

          (c) All Performance Units then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units.

     9.2 Termination for Reasons Other than Death, Disability or Retirement.

          (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

          (b) For purposes of this Section 9.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

     9.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

     9.4 Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

     9.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

10.  Payment of Withholding Taxes.

     10.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

     10.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares or a Broker Exercise Notice, or by a combination of such methods.

11.  Change in Control.

     11.1 Change in Control. For purposes of this Section 11.1, a "Change in Control" of the Company will mean the following:

          (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

          (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 11.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (d) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

          (f) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

     11.2 Incumbent Directors. For purposes of this Section 11, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     11.3 Acceleration of Vesting. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested; and (c) all Performance Units then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units.

     11.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     11.5 Limitation on Change in Control Payments. Notwithstanding anything in
Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 11.3 or 11.4 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this
Section 11.5 will, to that extent, not apply.

12.  Rights of Eligible Recipients and Participants; Transferability.

     12.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     12.2 Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     12.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

     12.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.  Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.  Plan Amendment, Modification and Termination

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of the National Association of Securities Dealers, Inc. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 11 of the Plan.

15.  Effective Date and Duration of the Plan

     The Plan is effective as of October 6, 1993, the date it was adopted by the Board. The Plan will terminate at midnight on October 6, 2003, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.  Miscellaneous

     16.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

     16.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.